UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: December 30, 2014

Professional Diversity Network, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	001-35824	80-0900177
(State or other	(Commission File No.)	(IRS Employer
jurisdiction of		Identification Number)
incorporation or
organization)

801 W. Adams Street, Suite 600
Chicago, Illinois 60607
(312) 614-0950
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 30, 2014, Star Jones and Christopher Wesser (together, the “Executives”) each entered into a restricted stock agreement (together, the “Agreements”) with Professional Diversity Network, Inc. (the “Company”) with an effective date of September 24, 2014, the closing date of the Company’s merger transaction with NAPW, Inc., a New York corporation (“NAPW”), pursuant to which NAPW merged with and into a subsidiary of the Company (the “Merger”). In connection with the closing of the Merger, Ms. Jones, previously NAPW’s President and National Spokesperson, became President of the Company and a member of the Company’s board of directors and Mr. Wesser, previously NAPW’s General Counsel, became Executive Vice President and General Counsel of the Company.

The Agreements are substantially similar to one another and govern the previously disclosed issuance to each Executive of shares of common stock of the Company that are subject to certain vesting conditions (such shares, the “Restricted Stock”).  Specifically, the Agreements govern the grant to Star Jones of 959,096 shares of the Company’s common stock and to Christopher Wesser of 239,774 shares of the Company’s common stock. Each Agreement provides that the applicable Executive may become vested in his or her shares of Restricted Stock according to the following schedule, contingent upon such Executive’s continued employment with the Company (or a subsidiary) from the grant date through the following vesting dates: (i) 33⅓% of the shares of the Restricted Stock will vest on September 24, 2015; (ii) 33⅓% of the shares of the Restricted Stock will vest on September 24, 2016; and (iii) 33⅓% of the shares of the Restricted Stock will vest on September 24, 2017.  The Agreements also provide that any unvested shares of Restricted Stock will become fully vested upon the Executive’s termination without “Cause,” resignation for “Good Reason,” death or “Disability” (as such terms are defined by the Employment Agreements between the Company and each Executive, dated as of September 24, 2014).  Any unvested shares of Restricted Stock will also become fully vested upon the occurrence of a “Change in Control” (as such term is defined by the Agreements).  In the event that an Executive’s employment is terminated for “Cause” or the Executive resigns without “Good Reason,” the Executive shall automatically and immediately forfeit all unvested shares of Restricted Stock subject to the Agreements.

This description of the Agreements does not purport to be complete, and is subject to and qualified in its entirety by reference to the full text of each Agreement, which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Restricted Stock Agreement between Professional Diversity Network, Inc. and Star Jones, effective as of September 24, 2014
10.2	Restricted Stock Agreement between Professional Diversity Network, Inc. and Christopher Wesser, effective as of September 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROFESSIONAL DIVERSITY NETWORK, INC.

Date: December 30, 2014	By:	/s/ David Mecklenburger
David Mecklenburger
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Restricted Stock Agreement between Professional Diversity Network, Inc. and Star Jones, dated as of September 24, 2014
10.2	Restricted Stock Agreement between Professional Diversity Network, Inc. and Christopher Wesser, dated as of September 24, 2014